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                                                         EXHIBIT 10.2
                                                         CONFIDENTIAL TREATMENT
                                                         REQUESTED

                      PHOENIX INTERNATIONAL LTD., INC.

                       COOPERATIVE MARKETING AGREEMENT

Marketing Partner:    International Turnkey Systems       Date:   March 26, 1997
                      -----------------------------               --------------

(X)      Corporation                         (  )     Partnership
( )      Limited Partnership                 (  )     Limited Liability Company

Country/State of Organization:    Kuwait
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Address: c/o P.O. Box 26729
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         Safat, 13128 Kuwait
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         Attention:    Senior Marketing Manager
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         Fax:
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         This COOPERATIVE AGREEMENT (this "Agreement") is entered into as of the date first set forth above by and between Phoenix International Ltd., Inc. a Florida corporation ("Phoenix"), and the party first identified above as the Marketing Partner ("Marketing Partner"). The parties hereto, intending to be legally bound, agree as follows:

1. APPOINTMENT. Subject to the terms and conditions of this Agreement, the Marketing Partner hereby agrees to enter into a cooperative marketing relationship with Phoenix as set forth in the relationship addendum(a) attached hereto and listed below (the "Addenda") :

         Relationship Addendum - Marketing Partner
         -----------------------------------------
         Training and Support Addendum
         -----------------------------------------

         -----------------------------------------

         -----------------------------------------

2. DEFINITIONS. As used in this Agreement or Exhibits or Addenda attached hereto, capitalized terms shall have the following meanings:

         2.1 Annual Price List means the price list attached hereto as Exhibit C, as reviewed and amended by the parties as set forth in
         Section 5 below.
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         2.2     Confidential Information means any business, technical or
         other information furnished by Phoenix to the Marketing Partner or disclosed to the Marketing Partner as a result of examination or inspection of Phoenix's facilities or product prototypes. Confidential Information shall in all cases include all object and source code, development level documentation, and technical information regarding the Software and all marketing and product
         development information provided by Phoenix.   Information which is
         disclosed orally will be deemed to be Confidential Information provided that it is identified as confidential at the time of disclosure.

         2.3 Documentation means the documentation associated with the Software as produced and provided by Phoenix to the Marketing Partner with the Software.

         2.4 Eligible Prospect means a retail bank organized and doing business exclusively in the Territory.

         2.5 End Users means customers presented to Phoenix by the Marketing Partner who license the Software under an End User License.

         2.6 End User License means the form of agreement or agreements applicable to the license of the Software as provided by Phoenix to the Marketing Partner from time to time. All End User Licenses shall be in English and governed by the law of choice of Phoenix.

         2.7 Intellectual Property Rights means all copyrights and design rights, whether registered or unregistered, patents, patent applications, patent registration rights, know-how, trade secrets, Confidential Information, and other intellectual property related to or arising in the Software or Documentation, including all applicable architecture, designs, modules, routines, programming, command structures, interfaces, and any Modifications thereto.

         2.8 Maintenance means making Modifications to the Software to correct verifiable and reproducible errors reported to Phoenix and includes all error correction, maintenance and emergency releases and other modifications required as a result of changes made by Phoenix which directly affect any of the Software.

         2.9 Modification means a work which is based upon one or more preexisting works, such as a revision, modification, translation, abridgment, condensation, expansion, or any other form in which such preexisting works may be recast, transformed, or adapted, and shall include any work that incorporates or is combined with such a preexisting work or any portion thereof.

         2.10 Modify means, with respect to any of the Software, to make a Modification.




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         2.11    New Release means a release of any of the Software to
         introduce changes or additions to the Software for purposes of error correction or enhancement of functionality, performance, or features.

         2.12 Related Expenses mean all reasonable travel, meal, lodging and other living expenses and all expenses for materials or equipment incurred by Phoenix in the provisions of services or otherwise in the performance of its duties hereunder.

         2.13 Support means the provision of relevant assistance in the form of telephone assistance and consultation, personnel, and materials for the implementation and continued use of the Software, including any Modification which Phoenix offers as an addition to, replacement for, or option with such Software under this Agreement.

         2.14 Software means the Phoenix software set forth in Exhibit A attached hereto, as such Exhibit may be amended from time to time in writing.

         2.15 Territory means the regions set forth on Exhibit B, as such regions exist as of the date of this Agreement.

         2.16 Trademarks means the trademarks, service marks and trade names used by Phoenix in connection with its software, products and services, whether registered or unregistered.

3.       LICENSE.

         3.1 License Grant. Subject to the terms of this Agreement, and only as appropriate under the applicable Relationship Addendum(s), Phoenix hereby grants to the Marketing Partner the following revocable rights and licenses to use the Software at ITS premises in Kuwait:

                 (a) To use the Software as reasonably required to fulfill its obligations and exercise its rights under this Agreement and in accordance with the Relationship Addendum(s);

                 (b) Subject to completion of sufficient training as applicable and as required by Phoenix from time to time, to use the Software for back up, demonstrations, and evaluations involving Eligible Prospects; and

                 (c) To use the Trademarks relating to the Software, provided, however, that such use shall be subject to reasonable advertising and promotion guidelines which Phoenix may provide from time to time. Phoenix reserves the right to disallow any use of the Trademarks which would in any way, in Phoenix's opinion, harm the validity or value of the Trademarks.





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         3.2     Restrictions. The Marketing Partner shall not:

                 (a) Copy, adapt, modify or reproduce the Software in any manner whatsoever except as reasonably necessary for demonstration, marketing, backup and archival purposes or as otherwise permitted in attached Addenda;

                 (b) Provide the Software to any third party except pursuant to a fully executed End User License;

                 (c) Use the Software in production for the benefit of any third party, except as otherwise allowed in a Relationship Addendum attached hereto or as otherwise provided by written agreement signed by both parties; or

                 (d) Use the Software or Documentation or any Confidential Information that it may acquire in connection with this Agreement to develop, have developed, support, or invest in, directly or indirectly, the development of any product which has, entirely or partially, the same functions as any of the Software or which would be in direct or indirect competition with any of the Software, or to sell competing products or services.

4.       TERM

         4.1 Term and Renewal. This Agreement shall become effective on the date first set forth above and shall continue for an initial period of three (3) years, beginning on the date first set forth above. This Agreement shall automatically renew thereafter for subsequent one year periods, unless and until terminated by either party, in its discretion, by written notice at least thirty days prior to the end of the then current term. Phoenix may terminate this Agreement at any time on at least thirty (30) days' prior written notice if the Marketing Partner materially breaches its obligations hereunder, incurs a conflict of interest of significant impact, or fails to devote reasonable effort to the license of the Software to End Users. Notwithstanding the termination of this Agreement, Phoenix shall continue to be entitled to any fees earned prior to and after such termination.

         4.2 Survival. Notwithstanding termination of this Agreement for any reason, Sections 10 (Title to Intellectual Property), 11 (Confidentiality) and 14 (General) shall continue to have effect as shall any other provisions which by their nature or necessary implication ought or were intended to continue to have effect, and End User Licenses of customers already granted prior to the date of such termination shall continue to be valid.

         4.3 Actions Upon Termination. Upon termination the Marketing Partner shall:

                 (a) promptly cease to use, license, market or promote the Software;





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                 (b)      return all copies of the Software in the possession
                 of the Marketing Partner to Phoenix and shall cease using the same for any purpose whatsoever except as otherwise expressly allowed herein or in Addenda hereto;

                 (c) for a period of six (6) months following termination, refer to Phoenix all prospective customers and all inquiries received by it relating to the Software;

                 (d) return and deliver or cause to be returned and delivered to Phoenix all memoranda, notes, reports, documents or media relating to or containing Confidential Information, including any copies or extracts thereof;

                 (e) certify its compliance with this Section upon the written request of Phoenix.

5. ANNUAL PRICE LIST. Attached hereto as Exhibit C is the current Phoenix Annual Price List which contains the license and maintenance fees for the Software and Phoenix's professional service fees for the Territory (the "Annual Price List"). The parties shall review and adjust the Annual Price List annually to reflect changes in expenses, business environment, and other factors as reasonable or necessary. If the parties cannot reach agreement on changes to the Annual Price List, final authority to set the Annual Price List shall reside with Phoenix.

6.       OBLIGATIONS OF THE MARKETING PARTNER

         6.1 Customer Contacts. During the term of this Agreement, the Marketing Partner will work exclusively with Phoenix with respect to any business opportunity presented to the Marketing Partner by Phoenix or obtained by the Marketing Partner as a result of the working relationship of the Marketing Partner with Phoenix.

         6.2 Qualified Resources and Personnel. The Marketing Partner shall employ suitably qualified and trained personnel in order to perform its obligations hereunder, and under any End User License, support, or other agreement with an End User related to the Software. The Marketing Partner shall at its own expense obtain, license, and maintain the hardware, network, software, database management systems, and telecommunications resources necessary for the proper operation of the Software in accordance with the Phoenix International Network Design & Equipment Standards, as amended from time to time, along with such other resources as Phoenix may reasonably require from time to time for the operation of the Software, conduction of sales demonstrations and evaluations, and for the provision by Phoenix of Support or Maintenance hereunder. Phoenix may approve alternate hardware, software, or telecommunications configurations at its sole discretion upon the request of Marketing Partner.





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         6.3     End User Vendor Selection.  Marketing Partner will allow each
         End User to select the hardware system it will use with the Software, subject only to certification of compatibility by Phoenix, and Marketing Partner will facilitate the procurement and support of such system. If requested or required by End Users and/or determined by Phoenix to be necessary or advisable, Marketing Partner and Phoenix will work in conjunction with third parties (selected by End User of otherwise) who will provide services to the End User, including without limitation systems integration, software development and modification, consulting, implementation, support and/or maintenance services.

         6.4 End User Compliance. The Marketing Partner shall inform Phoenix of all known breaches by End Users of their agreements with Phoenix or the Marketing Partner.

         6.5 Notices, Logos and Marks. The Marketing Partner shall not alter, erase or obscure any notices, legends, or trademarks or alter any indications of ownership such as copyright, serial number or any other designations or security provisions featured on copies of the Software and Documentation, and shall include all such features on all copies of the Software and Documentation made by the Marketing Partner.

         6.6 Copies of Materials. The Marketing Partner shall send to Phoenix copies of all advertising, marketing and product material related to the Software created or to be used by the Marketing Partner.

         6.7 Legal Compliance. The Marketing Partner shall insure compliance with all laws, including without limitation tax, import, and export laws, governing the conduct of business in the Territory or in any country in which the Marketing Partner operates or markets or sells the Software. Marketing Partner shall indemnify and hold Phoenix harmless from and against any and all claims, losses or damages arising out of or related to Marketing Partner's failure to comply with any law.

7.       PHOENIX'S OBLIGATIONS

         7.1 Copies of the Software. Phoenix shall provide the Marketing Partner with a reasonable number of copies of the Software and Documentation as necessary for the Marketing Partner to fulfill its obligations and exercise its rights hereunder. All Software and Documentation shall be provided in English.

         7.2 Maintenance and Support. Phoenix shall provide the following services related to the Software during the Term of this Agreement:





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                 (a)      Support.  Phoenix shall provide Support and
                 Maintenance to the Marketing Partner for the then current release and the immediately preceding release of the Software which have been provided to the Marketing Partner. In order to assist in the provision of Maintenance, the Marketing Partner shall notify Phoenix promptly following the discovery of any defect in the Software, and upon the request of Phoenix, the Marketing Partner shall submit to Phoenix a listing of output and any other data that Phoenix may require in order to reproduce the error and the operating conditions under which the error occurred or was discovered.

                 (b) Upgrades. Phoenix shall provide the Marketing Partner with a copy of each New Release of the Software as Phoenix may from time to time issue to its customers generally. Phoenix shall provide reasonable telephone support to assist in the installation and operation of each New Release. For any particular New Release to operate properly, the Marketing Partner must have installed all prior New Releases.

                 (c) Telephone Support. Phoenix shall maintain a telephone support line during hours to be designated by Phoenix from time to time, which in any case shall cover at least 8:30 a.m. to 5:30 p.m. Monday through Friday, Orlando, Florida time. Support in response to questions which are outside the intended scope of this Agreement may be subject to an additional charge.

         7.3 Exceptions. The following matters are not covered by Maintenance or Support under this Agreement:

                 (a) Any problem resulting from the misuse, improper use, or damage of any of the Software;

                 (b) Any problem caused by modifications made to the Software other than those made by Phoenix; or

                 (c) Any problem resulting from the use of the Software with software, hardware, network resources, or other operating environments not approved in writing by Phoenix.

                 Phoenix may, at its discretion, provide support for any problems caused by any of the foregoing, subject to payment of additional fees for such services. If during the provision of Support or Maintenance, Phoenix determines that a problem is caused by any of the foregoing, Phoenix may charge additional fees for the diagnostic work which was required to make such determination.





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                                        CONFIDENTIAL TREATMENT REQUESTED - XXXXX

         7.4 Expenses for Maintenance and Support. The Marketing Partner shall pay 50% of Phoenix's fees for Support and Maintenance as set forth in the Annual Price List plus 100% of Related Expenses incurred in the provision of Maintenance or Support.

8. TRAINING. Phoenix shall provide training and assistance to the personnel of Marketing Partner as reasonably requested upon at least 30 days prior written notice, or such shorter period as may be accommodated by Phoenix at its discretion. All such training shall be done by Phoenix at XXXXXXX set forth in the Annual Price List plus XXXXXXXX for such training. Sales and training materials will be provided upon request at Phoenix's cost for such materials.

9.       WARRANTY.

         9.1 Limited Warranty. Phoenix warrants to the Marketing Partner that the Software will, for a period of ninety (90) days after delivery, perform substantially in conformance with Documentation (the "Limited Warranty"). Phoenix makes no warranty that all nonconformities or defects have been or can be eliminated from the Software or that operation of the Software will be uninterrupted or error free. This Limited Warranty shall not apply to (i) Modifications made to the Software other than those made by Phoenix,
         (ii) to Software damaged due to accident, abuse or neglect, or (iii) to Software used with hardware or operating environments other than those approved in writing by Phoenix.

         9.2 Exclusive Remedy. The Marketing Partner's sole and exclusive remedy for breach of the above Limited Warranty shall be, at the option of Phoenix, repair or replacement of the relevant Software. Any replacement Software shall be covered under the Limited Warranty for the remainder of the original warranty period, or for thirty (30) days after receipt, whichever is longer.

         9.3 DISCLAIMER. EXCEPT FOR THE WARRANTY SET FORTH ABOVE, THE SOFTWARE IS LICENSED TO THE MARKETING PARTNER "AS IS," AND PHOENIX DISCLAIMS ANY AND ALL OTHER REPRESENTATIONS AND WARRANTIES, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, INCLUDING (WITHOUT LIMITATION) ANY WARRANTY AS TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.





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         9.4     LIMITATION OF LIABILITY AND DAMAGES.  PHOENIX' LIABILITY FOR
         ANY AND ALL DAMAGES SHALL BE LIMITED TO THE EXCLUSIVE REMEDY SET FORTH ABOVE. NEITHER PARTY SHALL HAVE ANY LIABILITY FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES WHATSOEVER, INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF PROFITS, INTERRUPTION OF BUSINESS, OR ANY OTHER MONETARY LOSS, ARISING OUT OF THE USE OR INABILITY TO USE THE SOFTWARE, OR FOR MISSTATEMENTS, MISTAKES OR OMISSIONS IN THE DOCUMENTATION, EVEN IF SUCH PARTY HAS BEEN APPRISED OF THE POSSIBILITY OF SUCH DAMAGES.

         9.5 Limitation on Actions. No action, regardless of form, arising out of this Agreement or the transactions contemplated hereunder may be brought more than two (2) years after the cause of the action has accrued.

         9.6 Independent responsibility. Neither party shall be responsible to any customer or End User for the quality of service or performance of products furnished by the other party. Each party is solely responsible for establishing the prices of its own products, services and associated deliverables.

10.      INDEMNIFICATION BY PHOENIX.

         10.1 Infringement of Intellectual Property Rights. If a third party claims that the Software infringes any patent, copyright, trade secret, or similar Intellectual Property Rights, Phoenix shall (as long as the Marketing Partner is not in default under this Agreement or any other agreement with Phoenix) indemnify and defend the Marketing Partner against such claim at Phoenix's expense, provided that the Marketing Partner promptly notifies Phoenix in writing of any such claim, allows Phoenix to control all negotiations and litigation related thereto, and cooperates with Phoenix in the defense and disposition of such claim, including any related settlement negotiations.

         10.2 Limitations. If such a claim is made or appears possible, Phoenix may, at its option, (i) secure for the Marketing Partner the right to continue to use the Software, or (ii) modify or replace the Software so it is non-infringing. Phoenix has no obligation hereunder for any claim based on a modified version of the Software which has not been approved by Phoenix, or for any combination, operation or use of the Software with a non-approved operating environment or with any program, product, data or apparatus not approved in writing by Phoenix. Phoenix shall have no obligation hereunder for any claim based on theories of law that are not substantially equivalent to laws, treaties and conventions applicable to U.S. patents, copyrights, trade secrets, and similar intellectual property rights. THIS SECTION 12 STATES PHOENIX' ENTIRE OBLIGATION TO THE MARKETING PARTNER WITH RESPECT TO MATTERS OF TITLE OR ANY CLAIM OF INFRINGEMENT THEREOF.





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11.      TITLE TO INTELLECTUAL PROPERTY.  All right title and interest in and to all copies of the Software and Documentation and all Intellectual Property Rights pertaining thereto shall vest exclusively with Phoenix, including the Intellectual Property Rights in all Modifications and other related works created by or for Phoenix, the Marketing Partner, or any End User, including their personnel and permitted agents or contractors. To the extent rights in Modifications and all Intellectual Property Rights therein do not automatically and fully vest exclusively in Phoenix, the Marketing Partner agrees to and hereby does assign to Phoenix all such rights, and shall execute all such other agreements as Phoenix may require to effect such assignment. To the extent Modifications are produced by or under the supervision of the Marketing Partner with the approval of Phoenix, Phoenix hereby grants to the Marketing Partner a non-transferable, and royalty free license to reproduce, license and distribute such Modifications, but only to the extent they are marketed and licensed or sold to End Users for use solely with duly licensed versions of the Software pursuant to End User Licenses in effect with Phoenix.

12.      CONFIDENTIALITY

         12.1 Non-Disclosure. Except as otherwise provided herein or as allowed by the prior written consent of Phoenix, for the term of this Agreement and for a period of three (3) years following the termination of this Agreement, the Marketing Partner shall (a) receive all Confidential Information in strict confidence, (b) use the same degree of care which it uses to protect its own confidential information to maintain the confidentiality and secrecy thereof, (c) disclose the Confidential Information, and permit the Confidential Information to be disclosed, only to employees of the Marketing Partner who need access to the Confidential Information to carry out the terms and intent of this Agreement, and (d) use the Confidential Information only in furtherance of its rights and obligations set forth in this Agreement. Both parties shall keep confidential the terms and conditions of this Agreement, but not its existence, and all other information which is designated in writing as confidential by one party to the other. Notwithstanding the foregoing, the Marketing Partner may make such disclosures as may be required by order of a court of competent jurisdiction, administrative agency or other government body, or by law rule or regulation, provided, however, that to the extent possible, the Marketing Partner gives Phoenix prior written notice of such requirement and assists Phoenix in its efforts to oppose such requirement.





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         12.2    Exclusions. Confidential Information shall not include any information (a) which at the time of disclosure to the Marketing Partner is in the public domain or thereafter enters the public domain for reasons not attributable to any act or omission of the Marketing Partner in breach of its obligations hereunder, (b) which the Marketing Partner can show was in the possession of the Marketing Partner prior to the disclosure thereof to the Marketing Partner by Phoenix, or (c) which the Marketing Partner can show is acquired by the Marketing Partner from an independent third party who does not thereby breach an obligation of confidence to Phoenix and who discloses it in good faith.

13. EXPORTS. The Marketing Partner may not export the Software outside of the Territory nor contact any prospective End User outside of the Territory without Phoenix's prior written approval, which may be granted or withheld in Phoenix' sole discretion.

14. EMPLOYEES. During the term of this Agreement and for a period of twelve (12) months thereafter, neither party will directly or indirectly solicit for employment or employ any employee of the other without the prior written consent of the other.

15.      GENERAL

         15.1 No Authority to Bind the Other Party. The parties to this Agreement are independent contractors and, except as provided in this Agreement or otherwise in a writing signed by both parties, neither party is authorized to act on behalf of the other or to bind the other. This Agreement does not establish any relationship of agency, partnership, or joint venture. Each party shall bear responsibility for its own employees, including terms of employment, wages, hours, tax withholding, required insurance, and daily direction and control. Except as otherwise set forth in an Addendum, the relationship created hereunder is non-exclusive as to each party.

         15.2 Successors and Assigns. Except as otherwise provided in this Agreement, neither party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party. Any such attempted assignment without such prior written consent shall be void and of no force and effect. This Agreement shall inure to the benefit of and shall be binding upon the permitted successors and assigns of the parties hereto.

         15.3 Governing Law; Jurisdiction. The construction and interpretation of, and the rights and obligations of the parties pursuant to this Agreement shall be governed by the laws of the State of Florida, USA, and the federal laws of the United States.





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         15.4    Force Majeure.  Neither party shall be liable for any failure of or delay in the performance of this Agreement for the period that such failure or delay is due to acts of God, public enemy, civil war, strikes or labor disputes, or any other cause beyond the parties' reasonable control. Each party agrees to notify the other party promptly of the occurrence of any such cause and to carry out this Agreement as promptly as practicable after such cause has terminated.

         15.5 Severability. In the event that any part of this Agreement is declared by any court or other judicial or administrative body to be null, void or unenforceable, such provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect.

         15.6 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given: (i) on the date of service if served personally on the party to whom notice is to be given; (ii) on the day of transmission if sent via facsimile transmission to the facsimile number given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission; (iii) on the second day after delivery to FedEx or similar overnight courier or the Express Mail service maintained by the United States Postal Service; or (iv) upon receipt if sent otherwise. Notices shall be addressed to the applicable party as set forth below unless an alternate address has been provided in writing in conformance with this provision:

                 If to Phoenix:

                 Phoenix International Ltd., Inc.
                 900 Winderley Place
                 Suite 140
                 Maitland, Florida  32751
                 Attention: Raju M. Shivdasani
                 Facsimile: (407) 667-0133

         If to the Marketing Partner, at the address first set forth above.

         15.7 Amendments; Waivers. This Agreement may be amended or modified, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of a condition, or of the breach of any provision, term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall not be deemed to be nor construed as furthering or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.





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         15.8    Public Announcements.  Neither party shall make any press
         release or public announcement concerning this transaction without the prior written approval of the other party unless a press release or public amendment is required by law or by regulations binding upon any of the parties of their affiliates, in which case, the disclosing party agrees to give the non-disclosing party prior notice and an opportunity to comment on the proposed disclosure.

         15.9 Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the transactions contemplated hereby and supersedes and replaces all prior and contemporaneous agreements and understandings, oral or written, with regard to such transactions. All schedules and addenda hereto and any documents and instruments delivered pursuant to any provision hereof are expressly made a part of this Agreement as fully as though completely set forth herein. The rights of the parties are only as set forth herein, and there are and shall be no implied rights or obligations whatsoever.

         15.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which shall constitute the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.


Phoenix International Ltd., Inc.:                  Marketing Partner:


By:      /s/ Bahram Yusefzadeh                     By:/s/ Khalid Alfarkh
    -----------------------------                     --------------------------
         Signature                                        Signature


Bahram Yusefzadeh                                  Khalid Alfarkh Name
---------------------------------                  -----------------------------
(Print)                                            Name (Print)


Chairman & CEO                                     Sr. Marketing Manager
---------------------------------                  -----------------------------
         Title                                           Title





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                                        CONFIDENTIAL TREATMENT REQUESTED - XXXXX

                        TRAINING AND SUPPORT ADDENDUM



Marketing Partner:                                     Date:
                  ------------------------------            --------------------

This Addendum provides additional terms defining the relationship between the Marketing Partner and Phoenix. The terms and conditions contained herein are in addition to those contained in the applicable Cooperative Marketing Agreement. If any terms contained herein are inconsistent with the terms of the Cooperative Marketing Agreement, this Addendum shall control.

1. Training and Certification. Phoenix shall provide training to Marketing Partner's personnel in the support of the Software. Upon satisfactory completion of such training, Phoenix shall certify certain of the Marketing Partner's personnel to provide support of the Software to End Users. Marketing Partner's personnel shall be trained and certified to provide XXXXX support at a minimum by the XXX anniversary of the date of this Addendum. Upon agreement of the parties, further training and certification for higher levels of support may be obtained. The Marketing Partner shall pay Phoenix for all training and certification at XXXXXX for such services as set forth in the Annual Price List plus XXXXXXX. Training materials shall be provided at Phoenix's cost.

2. Right to Support. Once the Marketing Partner's personnel have completed the requisite training and have been certified for support of the Software by Phoenix, the Marketing Partner may provide the level of support for the Software for which it has been certified, under the direction and supervision of certified personnel. Marketing Partner shall provide all such support in a workmanlike manner consistent with Phoenix's professional standards.

3. Additional License. Once the training has been completed, the Marketing Partner shall have the additional right and license to use the Software for the purpose of providing support to End Users as set forth herein.

4. Maintenance and Support. The Marketing Partner may enter into Support Agreements with End Users who choose to receive support from the Marketing Partner at the level for which the Marketing Partner has been certified. Each such Support Agreement shall be in a form approved by Phoenix from time to time. If, at any time, the Marketing Partner materially fails to provide support under an agreement with an End User, Phoenix shall assume the Marketing Partner's responsibilities under such agreement, and the marketing Partner shall assign the agreement to Phoenix and forward to Phoenix all maintenance and support fees received from such End User for the period for which Phoenix assumes maintenance and support obligations, including fees received prior to the assignment.

5. Termination. Upon termination of the Cooperative Marketing Agreement, the Marketing Partner may continue to provide support to End Users for the remaining term of support agreements then in effect between Marketing Partner and End Users, but only so long as the Marketing Partner continues to satisfy its obligations to End Users under such agreements and has and continues to pay all amounts due to Phoenix of whatever nature.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.


Phoenix                                            Marketing Partner


By:      /s/ Bahram Yusefzadeh                     By: /s/ Khalid Alfarkh
   --------------------------------                   --------------------------
         Signature                                         Signature


Bahram Yusefzadeh                                  Khalid Alfarkh
-----------------------------------                -----------------------------
Name (Print)                                       Name (Print)


Chairman & CEO                                     Sr. Marketing Manager
-----------------------------------                -----------------------------
         Title                                           Title

                                        CONFIDENTIAL TREATMENT REQUESTED - XXXXX

                            RELATIONSHIP ADDENDUM

                              MARKETING PARTNER


Marketing Partner:                              Date:
                  ---------------------------        ---------------------------

This Addendum provides additional terms defining the relationship between the Marketing Partner and Phoenix. The terms and conditions contained herein are in addition to those contained in the applicable Cooperative Agreement. If any terms contained herein are inconsistent with the terms of the Cooperative Agreement, this Addendum shall control.

1. Marketing. Phoenix hereby grants to the Marketing Partner the exclusive right and license, subject to the restrictions set forth herein or in Exhibit B, to market the Software to Eligible Prospects within the Territory. Marketing Partner shall use its best efforts to identify and introduce Eligible Prospects to Phoenix and to demonstrate the Software to such Eligible Prospects. The Marketing Partner may market the Software outside the Territory only as set forth herein.

2. End User Licenses. Each End User shall be required to enter into an End User License directly with Phoenix. Prior to delivery of the software to any End User, the Marketing Partner shall present an End User License to each potential customer, shall cause all End Users to execute an End User License, and shall forward each executed End User License to Phoenix for acceptance and execution.

         2.1 Copies of Software and Documentation. Marketing Partner shall be responsible for delivering the requisite number of copies of the Software and Documentation to each End User as set forth in valid End User Licenses.

3. Collection of Fees. Marketing Partner shall be responsible for invoicing and collecting all fees due from End Users within the Territory. Amounts due Phoenix shall be paid promptly as set forth herein and will be secured by an irrevocable letter of credit upon signing of each End User License.

4.       Fees.

         4.1 Marketing Partner License Fee. The Marketing Partner shall pay to Phoenix a license fee of XXXXX in each year of this Agreement, payable in XXXXXXXX installments beginning on March 31, 1997. Beginning in the second year of this Agreement, the annual license fee shall be XXXXXXXXXX in the Territory who has executed an End User License, paid all applicable license fees for the Software in the prior year, and for which Phoenix received its royalties as se forth herein on a timely basis, until the annual license fee reaches XXXXXX.

                                        CONFIDENTIAL TREATMENT REQUESTED - XXXXX

         4.2     End User Fees.

                 (a) Amount. All End User license and maintenance fees shall conform to the Annual Price List. Unapproved discounts from the Annual Price List shall cause Marketing Partner's marketing rights within the Territory to become non-exclusive.

                 (b) Base and Branch License Fee Royalties. Marketing Partner shall pay to Phoenix the following percentage of all base and branch license fees due from each End User within the
                 Territory:

                          (i) XXXXXXXXXX per the Annual Price List in Exhibit C for each of the first XXX End Users

                          (ii) XXXXXXXXXXX per the Annual Price List in Exhibit C for each subsequent End User

                 Marketing Partner shall forward to Phoenix XXXXXXXXXX due for each End User within 60 business days following execution of each End User License, and the XXXXXXXXXXXXXXXX due for each End User within 150 days following the execution of each End User License.

         4.3     Maintenance Fee Royalties.

                 (a) Fees. The Marketing Partner shall pay to Phoenix the following percentage of all Maintenance Fees due from each End
                 User:

                          (i)     XXXXXXXXXXXXXXXX from the XXXXX.

                          (ii) XXXXXXXXXXXXXXXXX from the XXXXXXXX or the second year's Maintenance Fee from the XXXXXXXXX, whichever comes first.

                          (iii)   XXXXXXXXXXXXXXXXXXXXX for all End Users.

                 (b) Payment. All maintenance fee royalties shall be paid to Phoenix within 60 days after such fees are due from each End User.

         4.4 Professional Services and Development Fees. Professional Services and Development work includes installation, conversion, training, Modification, implementation, and consulting services. Phoenix shall invoice Marketing Partner for Professional Services and Development work performed by Phoenix for End Users. Marketing Partner shall pay to Phoenix its fees for such work as set forth in the Annual Price List plus all Related Expenses within 60 days after invoice from Phoenix.

                                        CONFIDENTIAL TREATMENT REQUESTED - XXXXX

         The Marketing Partner shall be responsible for billing and collecting such fees and expenses from End Users, and may bill such services and expenses at a higher rate and keep all amounts collected in excess of amounts due Phoenix.

         4.5 Hardware and Network Fees. The Marketing Partner shall keep XXXXXXXXXXX services provided to End Users other than as set forth above. Marketing Partner shall consult with Phoenix for certification of all hardware and network products sold to End Users for use with the Software.

5.       Islamic Banking Product.

         5.1 Development. Phoenix and Marketing Partner shall mutually develop and program a banking product for Islamic banks based on the Software.

         5.2 Marketing and Fees. Sales of the Islamic Banking Product within the Territory and fees therefrom shall be governed by the royalty arrangement set forth above. Marketing Partner may also market the Islamic Banking Product outside of the territory, subject to the prior written approval of Phoenix on a case by case basis. Phoenix and the Marketing Partner shall XXXXXXXXXXXXXXXXX from license of the Islamic Banking Product by the Marketing Partner outside of the Territory. All other terms, including payment terms shall be the same as within the Territory. For all licenses of the Islamic Banking Product by Phoenix or through Phoenix's other marketing channels within the initial 7 year term of this Agreement, Phoenix shall forward to the Marketing Partner XXXXXXXXXXXXXX received by Phoenix.

6. Complementary Products and Services. The Marketing Partner may provide to End Users complementary products and services as certified by Phoenix for provision to End Users with the Software. Such products and services shall be provided pursuant to an agreement between the End User and the Marketing Partner. Phoenix shall have the right and opportunity to approve all such agreements, which approval shall not be unreasonably withheld. The Marketing Partner may request that such products and services be included in the End User License. Phoenix will use its best efforts to include such products and services in End User Licenses. Such products and services shall be provided on reasonable terms and conditions no less favorable than the terms and conditions under which the Marketing Partner offers similar products and services to its other customers.

7. Support. If Marketing Partner has completed a Training and Support Addendum and completed the requisite training and certification requirements set forth therein, Marketing Partner may provide Support to End Users. Subject to receipt of its share of the Maintenance Fees as set forth herein, Phoenix shall provide that Support required by End Users and not provided by Marketing Partner. If further support is required by any

                                        CONFIDENTIAL TREATMENT REQUESTED - XXXXX

         End User, Phoenix shall provide such support and the Marketing Partner shall pay Phoenix the fees set forth in the Annual Price List for such support, plus Related expenses.

8. Implementation. If the Marketing Partner has executed a Training and Implementation Addendum and complied with the terms therein, then the Marketing Partner may implement the software sold as a result of the Marketing Partner's efforts. All Software not implemented by the Marketing Partner shall be implemented by or at the direction of Phoenix. Phoenix shall supply the Marketing Partner with one copy of the Software and Documentation on the appropriate electronic media for implementation for each fully executed End User License presented to Phoenix along with Phoenix's XXXXXXXXXXXX for such End User.

9. Personnel and Training. The Marketing Partner shall assign a minimum of one sales executive to focus exclusively on sales of the Software in the Territory. Phoenix shall train such executive in the use of the Software at Phoenix' offices in Orlando Florida at no cost.

10. Customization and Enhancement of the Software. Marketing Partner will maintain a minimum of XXXXXXXXXX and XXXXXXXXXXX resource to assist with sales support, implementation planning, requirements definition and localization/customization specification and design work as soon as possible, and in any case no later than the vendor of choice stage with the first potential End User. Localization work to be provided by Marketing Partner will consist of, at a minimum, translation of the Software and Documentation in Arabic, support for the production of an Islamic Banking Product, custom 3rd party interfaces, and government regulatory support. ITS shall fund all such development work, either independently, or passed through to End Users. The Marketing Partner shall engage resources as necessary to meet the implementation deadlines of the first End User. All rights in all modifications, derivatives, and additions to the Software shall be owned by Phoenix as set forth in the Cooperative Marketing Agreement. Assistance provided by Phoenix for customization and enhancement work shall be paid by the Marketing Partner XXXXXXXXXXXX set forth in the Annual Price List, plus Related Expenses. If Marketing Partner requires access to Phoenix Source Code to complete such Customization and Enhancement, such access shall not be unreasonably withheld by Phoenix.

11. Sales Assistance. During 1997, Phoenix shall assign XXXXXXXXX to Marketing Partner on an "as needed, as available" basis for sales support without charge, except that the Marketing Partner shall pay all of XXXXXXXXXX Related Expenses. In subsequent years, such sales assistance shall be paid by the Marketing Partner at XXXXXXXXXXXXXXXXXXX personnel set forth in the Annual Price List, XXXXXXXXXX.

                                        CONFIDENTIAL TREATMENT REQUESTED - XXXXX

12. Source Code. Phoenix shall license source code for the Software to End Users when required by such End Users. A one time fee shall be charged for license of the source code equal to XXXXXXXXXXXXXXXXXXXXXXXXX for such End User, which amount shall be paid directly to Phoenix in its entirety.

13. Best Practices. Marketing Partner and its personnel shall adopt and follow Phoenix Best Practices including its standards, processes and procedures in all functional support areas, as such are provided to Marketing Partner by Phoenix from time to time.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.


Phoenix                                            Marketing Partner


By:      /s/ Bahram Yusefzadeh                     By: /s/ Khalid Alfarkh
   -------------------------------                    --------------------------
         Signature                                         Signature


Bahram Yusefzadeh                                  Khalid Alfarkh
----------------------------------                 -----------------------------
Name (Print)                                       Name (Print)


Chairman & CEO                                     Sr. Marketing Manager
----------------------------------                 -----------------------------
       Title                                             Title

                                  EXHIBIT A

                                  SOFTWARE


Means the object code version of the software generally referred to as the "Phoenix Banking System", and does not include the required database management system nor any other third party applications or systems software.

                                        CONFIDENTIAL TREATMENT REQUESTED - XXXXX

                                  EXHIBIT B

                                  TERRITORY


The Territory shall be as follows:

1)       Bahrain
2)       Egypt
3)       Kuwait
4)       Lebanon
5)       Oman
6)       Qatar
7)       Saudi Arabia
8)       UAE


The territory shall be exclusive as long as the Marketing Partner meets the following sales minimums:

Year                Sales Minimum
----                -------------
 1                  XXXXX
 2                  XXXXX
 3                  XXXXX


Sales Minimums shall be calculated as the total of XXXXXXXXXXXXXXX paid by each customer within each year. If the Marketing Partner fails to meet the above minimums in any 12 month period, Phoenix may terminate the exclusivity of this Agreement by written notice to the Marketing Partner, and the Territory shall then be non-exclusive.

                                        CONFIDENTIAL TREATMENT REQUESTED - XXXXX

                                  EXHIBIT C

                                CONFIDENTIAL
                            NOT FOR DISTRIBUTION

                 MIDDLE EAST ANNUAL PRICE LIST (US DOLLARS)

                        PHOENIX RETAIL BANKING SYSTEM


1.       LICENSE FEES:

         A.      Base License (one Server)                                   $       XXXX

         B.      Remote Branch License

         Branches
         --------

         XXXXX                                                                                XXX
         XXXXX                                                                       $        XXX
         XXXXX                                                                       $        XXX
         XXXXX                                                                       $        XXX
         XXXXX                                                                       $        XXX
         XXXXX                                                                       $        XXX

         C.      Virtual Branch License (per 10,000 customer accounts)               $        XXX


2.       IMPLEMENTATION FEES (PLUS TRAVEL & LIVING EXPENSES)

         A.      Requirements Review/Analysis                                        XXX

         B.      Conversion and Installation                                         XXX

         C.      Training                                                            XXX

         D.      Enhancements and Modifications                                      XXX


3.       ANNUAL CUSTOMER AND SOFTWARE SUPPORT FEES:                                  XXX
         (PLUS TRAVEL & LIVING EXPENSES)                                             per annum.


4.       PROFESSIONAL SERVICES PER DAY RATES (PLUS RELATED EXPENSES)

                                                                                 Rates
                                                                             -------------
         Senior Manager                                                      $       XXX
         Project Management/Trainer                                          $       XXX
         Implementation/ Development Professional                            $       XXX



5.       THE COMPONENTS OF THE SOFTWARE AND DOCUMENTATION

                 Customer & Product Controls
                 Administrative Controls
                 Customer Processing
                 Deposit Processing
                 Loan Processing
                 Teller Processing
                 Nightly Processing
                 General Ledger Administration & Maintenance
                 Executive Information System
                 Data Dictionary:  Deposits
                 Data Dictionary:  Loans
                 Data Dictionary:  Customer Information
                 Report Dictionary
                 Budgeting
                 Multi-Currency Module

THE SOFTWARE SPECIFICATIONS ARE LOCATED IN THE LICENSED DOCUMENTATION.